                                  EXHIBIT 11.1

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                Three Months Ended           Six Months Ended
                                            -------------------------------------------------------
                                              June 30,      June 30,      June 30,       June 30,
                                                1998          1997          1998           1997
                                            -------------------------------------------------------
Net income (in thousands)                    $    2,276    $    1,627    $    4,236     $    2,672
                                            =======================================================
Weighted average common shares
outstanding                                  10,570,308     9,822,570    10,484,011      9,054,708
                                            =======================================================
Basic income per share                       $     0.22    $     0.17    $     0.40     $     0.30
                                            =======================================================
Dilutive effect of options and warrants
outstanding under treasury-stock method       1,068,447     1,067,644     1,196,872      1,139,863
                                            -------------------------------------------------------
                                             11,638,755    10,890,214    11,680,883     10,194,571
                                            =======================================================
Diluted income per share                     $     0.20    $     0.15    $     0.36     $     0.26
                                            =======================================================














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